Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-3 No. 333-266720) of Janux Therapeutics, Inc., and

2. Registration Statements (Form S-8 Nos. 333-263712 and 333-257039) pertaining to the 2017 Equity Incentive Plan (Prior Plan), the 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Janux Therapeutics, Inc.;

of our report dated March 10, 2023, with respect to the financial statements of Janux Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 10, 2023